    EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Northwest Bancshares, Inc. Announces Third Quarter 2026 GAAP net income of
$51 million, or $0.34 per diluted share

Record total revenue and net interest income
Adjusted diluted EPS (non-GAAP) of $0.35 per share
31% average C&I loan growth from prior year
Credit quality remained strong with annualized net charge-offs of 0.15% and nonperforming loans of 0.74%

Columbus, Ohio — October 26, 2026 Northwest Bancshares, Inc. (the “Company”) (Nasdaq: NWBI) announced net income for the quarter ended September 30, 2026 of $51 million, or $0.34 per diluted share. This represents an increase of $48 million compared to the same quarter last year, when net income was $3 million, or $0.02 per diluted share, and a decrease of $3 million compared to the prior quarter, when net income was $54 million, or $0.36 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2026 were 10.42% and 1.18% compared to 0.69% and 0.08% for the same quarter last year and 11.20% and 1.27% for the prior quarter.

Adjusted net income (non-GAAP) for the quarter ended September 30, 2026 was $51 million, or $0.35, per diluted share, which decreased by $3 million from $54 million, or $0.37, per diluted share, in the prior quarter. This decrease was primarily driven by an increase in provision for credit losses expense of $2 million and an increase in noninterest expense of $5 million which were partially offset by an increase in net interest income of $2 million and an increase in noninterest income of $2 million. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended September 30, 2026 were 10.45% and 1.18% compared to 11.26% and 1.28% for the prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on November 17, 2026 to shareholders of record as of November 5, 2026. This is the 128th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of September 30, 2026, this represents an annualized dividend yield of approximately 5.4%.

Louis J. Torchio, President and CEO, Northwest Bancshares commented, “The Northwest Team delivered yet another quarter of strong performance, with record total revenue and net interest income, and a balanced and consistent performance across the whole bank. We drove 31% year-over-year average loan growth in our C&I business, with continued growth in our national specialty business verticals and middle market portfolio, and benefited from the strength of our retail deposit franchise and low deposit costs, one of the best-in-class among our peers.

We continue to execute our strategy for delivering sustainable, responsible growth, investing in its key drivers, including our people, our communities and the physical infrastructure that make it possible. In the third quarter we opened our first two financial centers in Columbus, added talent in the Columbus market and to our senior leadership team, and maintained our expense management discipline, with an efficiency ratio of 58.9% and adjusted efficiency ratio of 57.8%. We were also recognized in Forbes' World's Top Performing Banks 2026.

We look forward to a strong finish in the fourth quarter of 2026, as we build on the momentum the team is developing in Columbus and across our entire retail footprint and commercial network. Our focus remains on driving excellence across all aspects of the bank, continuing to optimize our operations, and serving our core customers and communities with the personal approach they value.”

Balance Sheet Highlights

Dollars in thousands				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Average loans receivable	$13,302,278	13,094,235	12,568,497	1.6%	5.8%
Average investments	2,604,899	2,531,603	2,111,928	2.9%	23.3%
Average deposits	14,139,954	14,133,825	13,296,651	—%	6.3%
Average borrowed funds	617,533	379,262	347,357	62.8%	77.8%

Balance sheet highlights compared to the quarter ended September 30, 2025
•Average loans receivable increased $734 million primarily driven by the Penns Woods Bancorp, Inc. ("Penns Woods") acquisition
•Average investments grew $493 million primarily driven by the Penns Woods acquisition and a targeted increase in the overall securities portfolio
•Average deposits grew $843 million primarily driven by an increase in interest-bearing account balances primarily due to the addition of the Penns Woods deposit accounts
•Average borrowings increased $270 million due to average loan and investment growth exceeding the rate of average deposit growth

Balance sheet highlights compared to the quarter ended June 30, 2026
•Average loans receivable increased $208 million driven by growth in our commercial and industrial and consumer loan portfolios offset by a decline in our commercial real estate portfolio
•Average investments grew $73 million due to a targeted increase in the overall securities portfolio
•Average deposits grew $6 million primarily driven by an increase in non-interest bearing and money market deposit account balances partly due to customers shifting funds to these products as their time deposits matured
•Average borrowings increased $238 million for the same reason noted above

Income Statement Highlights

Dollars in thousands				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Interest income	$210,171	205,140	194,678	2.5%	8.0%
Interest expense	61,221	58,202	58,704	5.2%	4.3%
Net interest income	$148,950	146,938	135,974	1.4%	9.5%

Net interest margin FTE	3.70%	3.75%	3.65%

Compared to the quarter ended September 30, 2025, net interest income increased $13 million and net interest margin increased to 3.70% from 3.65%. This increase in net interest income resulted primarily from the following:

•A $15 million increase in interest income that was the result of:
◦An increase in average interest-earning assets partially driven by the Penns Woods acquisition during the third quarter 2025
◦Yields on average interest-earning assets was 5.22% for both periods with an increase in investment yields offset by a decline in loan yields
•A $3 million increase in interest expense that was the result of :
◦An increase in the average balance of interest-bearing liabilities partially driven by the Penns Woods acquisition
◦Partially offset by a decline in the cost of interest-bearing liabilities to 2.05% from 2.13%

Compared to the quarter ended June 30, 2026, net interest income increased $2 million and net interest margin decreased to 3.70% for the quarter ended September 30, 2026 from 3.75%. This increase in net interest income resulted primarily from the following:

•A $5 million increase in interest income that was driven by:
◦Growth in the average interest-earning balances
◦Yields on average interest-earning assets declined to 5.22% from 5.23% with an increase in investment yields offset by a decline in loan yields which was driven by a decline in the accretion of acquired loan fair value marks coupled with a change in portfolio mix
•A $3 million increase in interest expense driven by:

◦An increase in the average balance and average cost of interest-bearing liabilities
◦Average cost of interest-bearing deposits increased to 1.85% from 1.83% while average cost of borrowings declined slightly to 3.94% from 3.96%

Dollars in thousands				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Provision for credit losses - loans	$5,220	4,280	31,394	22.0%	(83.4)%
Provision for credit losses - unfunded commitments	3,896	2,357	(189)	65.3%	2161.4%
Total provision for credit losses expense	$9,116	6,637	31,205	37.4%	(70.8)%

Classified loans	$468,968	524,056	527,040	(10.5)%	(11.0)%
Classified loans as a percent of total loans	3.50%	3.96%	4.07%

Compared to the quarter ended September 30, 2025:
•Total provision for credit losses decreased $22 million primarily driven by the Day 1 initial provision from the Penns Woods acquisition of $20.6 million
•Classified loans decreased $58 million driven by changes in our commercial real estate portfolio primarily due to the payoff of classified loans during the quarter

Compared to the quarter ended June 30, 2026:
•Total provision for credit losses increased $2 million primarily driven by growth in our commercial lending portfolio, including unfunded commitments
•Classified loans decreased $55 million driven by the same factors discussed above

Dollars in thousands				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Noninterest income:
Gain on sale of investments	$313	336	36	(6.8)%	769.4%
Gain on sale of SBA loans	1,081	1,217	341	(11.2)%	217.0%
Service charges and fees	17,935	16,908	16,911	6.1%	6.1%
Trust and other financial services income	10,108	9,449	8,040	7.0%	25.7%
Gain on real estate owned, net	315	20	132	1475.0%	138.6%
Income from bank-owned life insurance	2,222	2,013	1,751	10.4%	26.9%
Mortgage banking income	363	738	1,003	(50.8)%	(63.8)%
Other operating income	3,590	3,548	3,984	1.2%	(9.9)%
Total noninterest income	$35,927	34,229	32,198	5.0%	11.6%

Noninterest income increased $4 million from the quarter ended September 30, 2025 from the following reasons:
•$1 million increase in service charges and fees driven by deposit related fees based on customer activity related to the Penns Woods acquisition
•$2 million increase in trust and other financial services income due to growth in our wealth management business

Noninterest income increased by $2 million from the quarter ended June 30, 2026 from the following reasons:
•$1 million increase in service charges and fees driven by both loan and deposit related fees based on customer activity
•$1 million increase in trust and other financial services income due to growth in our wealth management business

Dollars in thousands				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Noninterest expense:
Personnel expense	$63,931	63,476	63,014	0.7%	1.5%
Non-personnel expense	45,040	40,807	70,484	10.4%	(36.1)%
Total noninterest expense	$108,971	104,283	133,498	4.5%	(18.4)%

Noninterest expense decreased $25 million from the quarter ended September 30, 2025 due to the following reasons:
•Personnel expense increased $1 million driven by an increase in core compensation and benefits expense due to the addition of Penns Woods employees

•Non-personnel expense decreased by $25 million due to a $31 million decrease in merger, asset disposition and restructuring expense. This decrease was partially offset by an increase of $2 million in processing expenses and a $1 million increase in operating expense primarily due to the addition of the Penns Woods branches to our footprint.

Noninterest expense increased $5 million from the quarter ended June 30, 2026 due to the following reasons:
•Non-personnel expense increased by $4 million due to an increase of $3 million in FDIC insurance premium expense, as the prior quarter included a benefit related to prior period assessment rate changes

Dollars in thousands				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Income before income taxes	$66,790	70,247	3,469	(4.9)%	1825.3%
Income tax expense	16,071	16,701	302	(3.8)%	5221.5%
Net income	$50,719	53,546	3,167	(5.3)%	1501.5%

The provision for income taxes increased by $16 million from the quarter ended September 30, 2025 and decreased $1 million for the quarter ended June 30, 2026 primarily due to the quarterly change in income before income taxes.

Net income increased from the quarter ended September 30, 2025 and decreased from the quarter ended June 30, 2026 due to the factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of September 30, 2026, Northwest operated 153 full-service financial centers and eleven free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

Investor Contact:	Michael Perry, Corporate Development & Strategy (814) 726-2140
Media Contact:	Ian Bailey, External Communications (380) 400-2423

#                      #                      #

This release may contain forward-looking statements. The words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are examples of language intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements include but are not limited to statements regarding our goals, intentions and expectations; statements regarding our financial condition and results of operations, including statements related to our earnings outlook; future dividend payments; our business plans, prospects, growth, customers, investments and operating strategies; the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties, assumptions, and other important factors including but not limited to the following: inflation and changes in the interest rate environment that reduce our margins, our loan origination, or the fair value of financial instruments; changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally; changes in laws, government regulations or supervision, examination and enforcement priorities affecting financial institutions, including as part of the regulatory reform agenda of the Trump administration, as well as changes in regulatory fees and capital requirements; changes in federal, state, or local tax laws and tax rates; general economic conditions, either nationally or in our market areas, that are different than expected, including inflationary or recessionary pressures or those related to changes in monetary, fiscal, regulatory, tariff and international trade policies of the U.S. government, including policies of the U.S. Department of Treasury and Board of Governors of the Federal Reserve System, and any related increases in compliance and other costs; trade disputes, barriers to trade or the emergence of trade restrictions and the resulting impacts on market volatility and global trade; growing fiscal deficits; potential recession or slowing of growth in the U.S., Europe and other regions; volatility in fuel prices and resulting macroeconomic impacts; developments in the Middle East; adverse changes in the securities and credit markets; instability or breakdown in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil; cyber-security concerns, including an interruption or breach in the security of our website or other information systems and increased risk due to artificial intelligence; technological changes that may be more difficult or expensive than expected; changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; the ability of third-party providers to perform their obligations to us; competition among depository and other financial institutions, including with respect to deposit gathering, service charges and fees; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to manage our internal growth and our ability to successfully integrate acquired entities, businesses or branch offices; changes in consumer spending, borrowing and savings habits; our ability to continue to increase and manage our commercial and personal loans; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; changes in the value of our goodwill or other intangible assets; the impact of the economy on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; our ability to receive regulatory approvals for proposed transactions or new lines of business; the effects of any federal government shutdown or the inability of the federal government to manage debt limits; changes in the financial performance and/or condition of our borrowers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the effect of global or national war, geopolitical uncertainty, conflict, or terrorism; our ability to manage market risk, credit risk and operational risk; the disruption to local, regional, national and global economic activity caused by infectious disease outbreaks, and the significant impact that any such outbreaks may have on our growth, operations and earnings; the effects of natural disasters and extreme weather events; changes in our ability to continue to pay dividends, either at current rates or at all; our ability to retain key employees; and our compensation expense associated with equity allocated or awarded to our employees. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2025, including under the section entitled "Item 1A - Risk Factors," and in subsequent filings made by us with the SEC. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation to publicly release any updates or revisions to reflect any change in our expectations with regard to any change in events, conditions or circumstances on which any such statement is based, unless required by law.

Use of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the pages 9 and 10 of this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures where applicable.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Assets
Cash and cash equivalents	$223,310	248,499	286,707	233,647	278,817
Marketable securities available-for-sale (amortized cost of $1,974,633, $1,972,165, $1,884,060, $1,710,978 and $1,405,959, respectively)	1,751,568	1,829,179	1,746,919	1,586,382	1,270,880
Marketable securities held-to-maturity (fair value of $518,383, $550,416, $567,470, $605,929 and $618,633, respectively)	612,731	630,802	646,661	683,369	702,392
Total cash and cash equivalents and marketable securities	2,587,609	2,708,480	2,680,287	2,503,398	2,252,089

Loans held-for-sale	8,374	15,391	16,846	22,437	22,297
Residential mortgage loans	2,984,204	3,001,908	3,035,984	3,100,780	3,157,853
Home equity loans	1,496,559	1,497,157	1,495,800	1,507,532	1,520,893
Consumer loans	2,918,083	2,843,058	2,660,567	2,563,890	2,453,805
Commercial real estate loans	2,931,601	2,988,237	3,161,314	3,296,902	3,495,664
Commercial and industrial loans	3,062,849	2,898,867	2,702,283	2,538,212	2,312,718
Total loans receivable	13,393,296	13,229,227	13,055,948	13,007,316	12,940,933
Allowance for credit losses	(149,626)	(149,321)	(150,045)	(150,212)	(157,396)
Loans receivable, net	13,243,670	13,079,906	12,905,903	12,857,104	12,783,537

FHLB stock, at cost	51,439	43,345	32,781	36,628	33,349
Accrued interest receivable	59,783	57,473	57,221	56,291	55,549
Real estate owned, net	2,772	63	65	76	174
Premises and equipment, net	148,843	144,423	141,477	140,381	139,491
Bank-owned life insurance	294,011	293,354	292,103	294,386	303,115
Goodwill	444,997	444,997	444,330	444,330	438,402
Other intangible assets, net	33,242	35,312	37,478	39,667	47,924
Other assets	435,119	384,395	298,558	371,919	305,082
Total assets	$17,309,859	17,207,139	16,907,049	16,766,617	16,381,009
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,166,262	3,191,560	3,121,044	3,123,229	3,089,963
Interest-bearing demand deposits	3,041,379	2,916,518	2,937,654	2,995,759	2,898,350
Money market deposit accounts	2,831,245	2,766,675	2,734,781	2,540,818	2,462,979
Savings deposits	2,438,182	2,459,255	2,444,799	2,366,513	2,373,413
Time deposits	2,797,970	2,827,810	2,975,026	2,916,698	2,871,544
Total deposits	14,275,038	14,161,818	14,213,304	13,943,017	13,696,249

Borrowed funds	786,715	612,075	350,884	446,283	368,241
Subordinated debt	—	114,800	114,800	114,800	114,800
Junior subordinated debentures	130,288	130,223	130,158	130,093	130,028
Advances by borrowers for taxes and insurance	20,300	47,400	40,127	37,309	21,840
Accrued interest payable	7,616	8,385	8,585	6,846	10,555
Other liabilities	197,668	205,031	144,884	197,845	183,560
Total liabilities	15,417,625	15,279,732	15,002,742	14,876,193	14,525,273
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 146,559,425; 146,396,520; 146,302,025; 146,107,964 and 146,097,057 shares issued and outstanding, respectively	1,466	1,464	1,463	1,461	1,461
Additional paid-in capital	1,277,121	1,274,117	1,271,372	1,270,444	1,268,694
Retained earnings	755,548	734,423	710,351	689,210	672,843
Accumulated other comprehensive loss	(141,901)	(82,597)	(78,879)	(70,691)	(87,262)
Total shareholders’ equity	1,892,234	1,927,407	1,904,307	1,890,424	1,855,736
Total liabilities and shareholders’ equity	$17,309,859	17,207,139	16,907,049	16,766,617	16,381,009

Equity to assets	10.93%	11.20%	11.26%	11.27%	11.33%
Tangible common equity to tangible assets*	8.40%	8.65%	8.66%	8.64%	8.62%
Book value per share	$12.91	13.17	13.02	12.94	12.70
Tangible book value per share*	$9.65	9.88	9.72	9.63	9.37
Closing market price per share	$14.84	15.16	12.69	12.00	12.39
Full time equivalent employees	2,157	2,183	2,170	2,169	2,190
Number of banking offices	164	162	161	161	161
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Interest income:
Loans receivable	$186,750	182,469	180,549	184,047	177,723
Mortgage-backed securities	19,001	18,024	16,999	14,071	12,668
Taxable investment securities	1,990	1,799	1,601	1,324	1,183
Tax-free investment securities	594	674	762	777	752
FHLB stock dividends	1,061	738	768	701	652
Interest-earning deposits	775	1,436	871	1,905	1,700
Total interest income	210,171	205,140	201,550	202,825	194,678
Interest expense:
Deposits	51,298	50,384	51,083	52,947	51,880
Borrowed funds	9,923	7,818	7,985	7,712	6,824
Total interest expense	61,221	58,202	59,068	60,659	58,704
Net interest income	148,950	146,938	142,482	142,166	135,974
Provision for credit losses - loans	5,220	4,280	4,954	5,743	31,394
Provision for credit losses - unfunded commitments	3,896	2,357	(585)	1,981	(189)
Net interest income after provision for credit losses	139,834	140,301	138,113	134,442	104,769
Noninterest income:
Gain on sale of investments	313	336	11	142	36
Gain on sale of SBA loans	1,081	1,217	1,186	437	341
Service charges and fees	17,935	16,908	17,118	17,377	16,911
Trust and other financial services income	10,108	9,449	8,618	8,416	8,040
Gain on real estate owned, net	315	20	70	148	132
Income from bank-owned life insurance	2,222	2,013	2,042	8,269	1,751
Mortgage banking income	363	738	329	379	1,003
Other operating income	3,590	3,548	3,208	2,609	3,984
Total noninterest income	35,927	34,229	32,582	37,777	32,198
Noninterest expense:
Compensation and employee benefits	63,931	63,476	58,330	65,143	63,014
Premises and occupancy costs	8,943	8,494	9,863	8,170	7,707
Office operations	3,651	3,660	3,875	4,217	3,495
Collections expense	1,109	665	878	856	776
Processing expenses	17,452	16,948	16,806	16,454	15,072
Marketing expenses	2,662	2,362	1,668	1,827	1,932
Federal deposit insurance premiums	3,169	(291)	2,895	3,538	3,361
Professional services	3,094	3,490	3,523	3,366	3,010
Amortization of intangible assets	2,070	2,166	2,189	2,257	1,974
Merger, asset disposition and restructuring expense	238	426	631	4,160	31,260
Other expenses	2,652	2,887	3,380	3,533	1,897
Total noninterest expense	108,971	104,283	104,038	113,521	133,498
Income before income taxes	66,790	70,247	66,657	58,698	3,469
Income tax expense	16,071	16,701	16,121	12,985	302
Net income	$50,719	53,546	50,536	45,713	3,167

Basic earnings per share	$0.35	0.37	0.35	0.31	0.02
Diluted earnings per share	$0.34	0.36	0.34	0.31	0.02

Weighted average common shares outstanding - diluted	147,460,563	147,127,223	146,850,635	146,703,966	141,175,516

Annualized return on average equity	10.42%	11.20%	10.86%	9.70%	0.69%
Annualized return on average assets	1.18%	1.27%	1.22%	1.10%	0.08%
Annualized return on average tangible common equity*	13.86%	14.94%	14.59%	13.10%	0.90%

Efficiency ratio	58.94%	57.56%	59.43%	63.09%	79.38%
Efficiency ratio, excluding certain items**	57.79%	56.24%	57.82%	59.57%	59.63%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes gain on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2026	2025
Interest income:
Loans receivable	$549,768	497,275
Mortgage-backed securities	54,024	36,552
Taxable investment securities	5,390	3,115
Tax-free investment securities	2,030	1,776
FHLB stock dividends	2,567	1,336
Interest-earning deposits	3,082	6,789
Total interest income	616,861	546,843
Interest expense:
Deposits	152,765	146,031
Borrowed funds	25,726	17,576
Total interest expense	178,491	163,607
Net interest income	438,370	383,236
Provision for credit losses - loans	14,454	51,106
Provision for credit losses - unfunded commitments	5,668	(3,246)
Net interest income after provision for credit losses	418,248	335,376
Noninterest income:
Gain on sale of investments	660	36
Gain on sale of SBA loans	3,484	2,398
Service charges and fees	51,961	47,695
Trust and other financial services income	28,175	23,898
Gain on real estate owned, net	405	474
Income from bank-owned life insurance	6,277	4,503
Mortgage banking income	1,430	2,774
Other operating income	10,346	9,713
Total noninterest income	102,738	91,491
Noninterest expense:
Compensation and employee benefits	185,737	172,767
Premises and occupancy costs	27,300	23,229
Office operations	11,186	9,382
Collections expense	2,652	1,942
Processing expenses	51,206	42,035
Marketing expenses	6,692	6,830
Federal deposit insurance premiums	5,773	7,985
Professional services	10,107	9,756
Amortization of intangible assets	6,425	2,914
Merger, asset disposition and restructuring expense	1,295	38,627
Other expenses	8,919	7,308
Total noninterest expense	317,292	322,775
Income before income taxes	203,694	104,092
Income tax expense	48,893	23,792
Net income	$154,801	80,300

Basic earnings per share	$1.06	0.61
Diluted earnings per share	$1.05	0.61

Weighted average common shares outstanding - diluted	147,161,720	132,700,517

Annualized return on average equity	10.82%	6.36%
Annualized return on average assets	1.22%	0.72%
Annualized return on tangible common equity*	14.46%	8.29%

Efficiency ratio	58.64%	67.99%
Efficiency ratio, excluding certain items**	57.28%	59.25%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes gain on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended			Nine months ended September 30,
	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025
Reconciliation of net income to adjusted net income:
Net income (GAAP)	$50,719	53,546	3,167	154,801	80,300
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	238	426	31,260	1,295	38,627
Add: CECL Day 1 non-PCD and unfunded provision expense	—	—	20,664	—	20,664
Less: tax benefit of non-GAAP adjustments	(67)	(119)	(14,539)	(363)	(16,601)
Adjusted net income (non-GAAP)	$50,890	53,853	40,552	155,733	122,990
Diluted earnings per share (GAAP)	$0.34	0.36	0.02	1.05	0.61
Diluted adjusted earnings per share (non-GAAP)	$0.35	0.37	0.29	1.06	0.93

Average equity	$1,931,345	1,918,135	1,809,395	1,912,567	1,688,030
Average assets	17,122,498	16,863,639	15,942,440	16,940,700	14,943,347
Annualized return on average equity (GAAP)	10.42%	11.20%	0.69%	10.82%	6.36%
Annualized return on average assets (GAAP)	1.18%	1.27%	0.08%	1.22%	0.72%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense and CECL Day 1 non-PCD and unfunded provision expense, net of tax (non-GAAP)	10.45%	11.26%	8.89%	10.89%	9.74%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense and CECL Day 1 non-PCD and unfunded provision expense, net of tax (non-GAAP)	1.18%	1.28%	1.01%	1.23%	1.10%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Tangible common equity to assets
Total shareholders’ equity	$1,892,234	1,927,407	1,904,307	1,890,424	1,855,736
Less: goodwill and intangible assets	(478,239)	(480,309)	(481,808)	(483,997)	(486,326)
Tangible common equity	$1,413,995	1,447,098	1,422,499	1,406,427	1,369,410

Total assets	$17,309,859	17,207,139	16,907,049	16,766,617	16,381,009
Less: goodwill and intangible assets	(478,239)	(480,309)	(481,808)	(483,997)	(486,326)
Tangible assets	$16,831,620	16,726,830	16,425,241	16,282,620	15,894,683

Tangible common equity to tangible assets	8.40%	8.65%	8.66%	8.64%	8.62%

Tangible book value per share
Tangible common equity	$1,413,995	1,447,098	1,422,499	1,406,427	1,369,410
Common shares outstanding	146,559,425	146,396,520	146,302,025	146,107,964	146,097,057
Tangible book value per share	9.65	9.88	9.72	9.63	9.37

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended					Nine months ended September 30,
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	2026	2025

Annualized return on average tangible common equity
Net income	$50,719	53,546	50,536	45,713	3,167	154,801	80,300

Average shareholders’ equity	1,931,345	1,918,135	1,887,742	1,870,088	1,809,395	1,912,567	1,688,030
Less: average goodwill and intangible assets	(479,590)	(481,022)	(483,240)	(485,252)	(409,875)	(481,271)	(392,321)
Average tangible common equity	$1,451,755	1,437,113	1,404,502	1,384,836	1,399,520	1,431,296	1,295,709

Annualized return on average tangible common equity	13.86%	14.94%	14.59%	13.10%	0.90%	14.46%	8.29%

Efficiency ratio, excluding gain on sale of investments, amortization and merger, asset disposition and restructuring expenses
Noninterest expense	$108,971	104,283	104,038	113,521	133,498	317,292	322,775
Less: amortization expense	(2,070)	(2,166)	(2,189)	(2,257)	(1,974)	(6,425)	(2,914)
Less: merger, asset disposition and restructuring expenses	(238)	(426)	(631)	(4,160)	(31,260)	(1,295)	(38,627)
Noninterest expense, excluding amortization and merger, assets disposition and restructuring expenses	$106,663	101,691	101,218	107,104	100,264	309,572	281,234

Net interest income	$148,950	146,938	142,482	142,166	135,974	438,370	383,236
Noninterest income	35,927	34,229	32,582	37,777	32,198	102,738	91,491
Less: gain on the sale of investments	(313)	(336)	(11)	(142)	(36)	(660)	(36)
Net interest income plus noninterest income, excluding gain on sale of investments	$184,564	180,831	175,053	179,801	168,136	540,448	474,691

Efficiency ratio, excluding gain on sale of investments, amortization and merger, asset disposition and restructuring expenses	57.79%	56.24%	57.82%	59.57%	59.63%	57.28%	59.25%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, gain on sale of investments, asset disposition and restructuring expense and amortization expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 per depositor are not insured by the Federal Deposit Insurance Corporation. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of September 30, 2026
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$4,084,262	28.6%	6,330
Less intercompany deposit accounts	1,445,562	10.1%	12
Less collateralized deposit accounts	446,859	3.1%	253
Uninsured deposits excluding intercompany and collateralized accounts	$2,191,841	15.4%	6,065
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $236 million, or 1.7% of total deposits, as of September 30, 2026. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $443 million, or 3.1% of total deposits, as of September 30, 2026. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $361,392 as of September 30, 2026.

The following table provides additional details for the Company’s deposit portfolio:

	As of September 30, 2026
	Balance	Percent of total deposits	Number of accounts
Personal noninterest-bearing demand deposits	$1,729,843	12.1%	311,740
Business noninterest-bearing demand deposits	1,436,419	10.1%	47,697
Personal interest-bearing demand deposits	1,361,249	9.5%	53,980
Business interest-bearing demand deposits	1,680,130	11.8%	8,690
Personal money market deposits	1,818,126	12.7%	28,796
Business money market deposits	1,013,119	7.1%	3,180
Savings deposits	2,438,182	17.1%	187,586
Time deposits	2,797,970	19.6%	74,195
Total deposits	$14,275,038	100.0%	715,864

Our average deposit account balance as of September 30, 2026 was $19,941. The Company’s insured cash sweep deposit balance was $827 million as of September 30, 2026.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At September 30, 2026
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,872,875	14.39%	$1,366,301	10.50%	$1,301,239	10.00%
Northwest Bank	1,730,470	13.34%	1,361,617	10.50%	1,296,778	10.00%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,583,750	12.17%	1,106,053	8.50%	780,744	6.00%
Northwest Bank	1,568,195	12.09%	1,102,262	8.50%	1,037,423	8.00%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,583,750	12.17%	910,868	7.00%	N/A	N/A
Northwest Bank	1,568,195	12.09%	907,745	7.00%	842,906	6.50%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,583,750	9.40%	674,178	4.00%	N/A	N/A
Northwest Bank	1,568,195	9.31%	673,786	4.00%	842,232	5.00%
(1)     September 30, 2026 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2025 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	September 30, 2026
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after ten years	$39,019	—	(8,492)	30,527	5.71

Municipal securities:
Due in one year or less	3,578	—	(28)	3,550	0.65
Due after one year through five years	3,299	—	(101)	3,198	3.05
Due after five years through ten years	21,308	—	(2,707)	18,601	6.48
Due after ten years	47,057	87	(10,475)	36,669	9.73

Corporate debt issues:
Due after one year through five years	16,276	107	(367)	16,016	3.31
Due after five years through ten years	84,266	856	(1,909)	83,213	6.05
Due after ten years	12,000	19	—	12,019	4.33

Mortgage-backed agency securities:
Fixed rate pass-through	516,430	—	(39,526)	476,904	7.57
Variable rate pass-through	344	2	—	346	2.67
Fixed rate agency CMBS	625,167	—	(106,348)	518,819	3.65
Variable rate agency CMBS	6,248	—	(6)	6,242	2.22
Fixed rate agency CMOs	571,932	10	(54,214)	517,728	5.03
Variable rate agency CMOs	27,709	34	(7)	27,736	6.52
Total mortgage-backed agency securities	1,747,830	46	(200,101)	1,547,775	5.36
Total marketable securities available-for-sale	$1,974,633	1,115	(224,180)	1,751,568	5.47

Marketable securities held-to-maturity
Government sponsored:
Due after one year through five years	$107,991	—	(9,180)	98,811	2.25

Mortgage-backed agency securities:
Fixed rate pass-through	87,879	—	(12,431)	75,448	3.70
Variable rate pass-through	280	—	—	280	3.66
Fixed rate agency CMBS	70,093	—	(14,157)	55,936	3.40
Fixed rate agency CMOs	345,960	—	(58,577)	287,383	5.17
Variable rate agency CMOs	528	—	(3)	525	3.42
Total mortgage-backed agency securities	504,740	—	(85,168)	419,572	4.67
Total marketable securities held-to-maturity	$612,731	—	(94,348)	518,383	4.24

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Nonaccrual loans:
Residential mortgage loans	$12,508	11,766	10,500	12,247	11,497
Home equity loans	6,245	5,370	4,780	3,755	6,979
Consumer loans	5,080	4,791	5,732	5,711	5,898
Commercial real estate loans	40,348	47,440	47,337	57,485	82,580
Commercial and industrial loans	34,506	21,984	22,594	28,085	21,371
Total nonaccrual loans	98,687	91,351	90,943	107,283	128,325
Loans 90 days past due and still accruing	484	573	543	646	701
Nonperforming loans	99,171	91,924	91,486	107,929	129,026
Real estate owned, net	2,772	63	65	76	174
Nonperforming assets	$101,943	91,987	91,551	108,005	129,200

Nonperforming loans to total loans	0.74%	0.69%	0.70%	0.83%	1.00%
Nonperforming assets to total assets	0.59%	0.53%	0.54%	0.64%	0.79%
Allowance for credit losses to total loans	1.12%	1.13%	1.15%	1.15%	1.22%
Allowance for credit losses to nonperforming loans	150.88%	162.44%	164.01%	139.18%	121.99%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At September 30, 2026	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,971,697	—	12,507	—	—	2,984,204
Home equity loans	1,490,313	—	6,246	—	—	1,496,559
Consumer loans	2,912,520	—	5,563	—	—	2,918,083
Total Personal Banking	7,374,530	—	24,316	—	—	7,398,846
Commercial Banking:
Commercial real estate loans	2,438,398	148,563	344,640	—	—	2,931,601
Commercial and industrial loans	2,915,066	47,771	98,674	1,338	—	3,062,849
Total Commercial Banking	5,353,464	196,334	443,314	1,338	—	5,994,450
Total loans	$12,727,994	196,334	467,630	1,338	—	13,393,296
At June 30, 2026
Personal Banking:
Residential mortgage loans	$2,990,142	—	11,766	—	—	3,001,908
Home equity loans	1,491,787	—	5,370	—	—	1,497,157
Consumer loans	2,837,791	—	5,267	—	—	2,843,058
Total Personal Banking	7,319,720	—	22,403	—	—	7,342,123
Commercial Banking:
Commercial real estate loans	2,443,890	152,441	391,906	—	—	2,988,237
Commercial and industrial loans	2,742,819	46,301	109,747	—	—	2,898,867
Total Commercial Banking	5,186,709	198,742	501,653	—	—	5,887,104
Total loans	$12,506,429	198,742	524,056	—	—	13,229,227
At March 31, 2026
Personal Banking:
Residential mortgage loans	$3,025,485	—	10,499	—	—	3,035,984
Home equity loans	1,491,020	—	4,780	—	—	1,495,800
Consumer loans	2,654,310	—	6,257	—	—	2,660,567
Total Personal Banking	7,170,815	—	21,536	—	—	7,192,351
Commercial Banking:
Commercial real estate loans	2,651,304	147,384	362,626	—	—	3,161,314
Commercial and industrial loans	2,543,444	45,383	113,456	—	—	2,702,283
Total Commercial Banking	5,194,748	192,767	476,082	—	—	5,863,597
Total loans	$12,365,563	192,767	497,618	—	—	13,055,948
At December 31, 2025
Personal Banking:
Residential mortgage loans	$3,088,533	—	12,247	—	—	3,100,780
Home equity loans	1,503,777	—	3,755	—	—	1,507,532
Consumer loans	2,557,577	—	6,313	—	—	2,563,890
Total Personal Banking	7,149,887	—	22,315	—	—	7,172,202
Commercial Banking:
Commercial real estate loans	2,817,802	131,589	347,511	—	—	3,296,902
Commercial and industrial loans	2,392,830	61,852	83,530	—	—	2,538,212
Total Commercial Banking	5,210,632	193,441	431,041	—	—	5,835,114
Total loans	$12,360,519	193,441	453,356	—	—	13,007,316
At September 30, 2025
Personal Banking:
Residential mortgage loans	$3,146,355	—	11,498	—	—	3,157,853
Home equity loans	1,513,914	—	6,979	—	—	1,520,893
Consumer loans	2,447,208	—	6,597	—	—	2,453,805
Total Personal Banking	7,107,477	—	25,074	—	—	7,132,551
Commercial Banking:
Commercial real estate loans	2,912,166	171,005	412,493	—	—	3,495,664
Commercial and industrial loans	2,141,236	82,009	89,473	—	—	2,312,718
Total Commercial Banking	5,053,402	253,014	501,966	—	—	5,808,382
Total loans	$12,160,879	253,014	527,040	—	—	12,940,933
*    Includes $67.2 million, $79.1 million, $85.6 million, $38.2 million, and $41.0 million of acquired loans at September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.
**    Includes $177.5 million, $163.0 million, $100.4 million, $93.2 million, and $96.9 million of acquired loans at September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	September 30, 2026	*	June 30, 2026	*	March 31, 2026	*	December 31, 2025	*	September 30, 2025	*

Loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,233	—%	$1,140	—%	$44,502	1.5%	$41,180	1.3%	$1,639	0.1%
Home equity loans	6,535	0.4%	6,611	0.4%	5,932	0.4%	6,488	0.4%	4,644	0.3%
Consumer loans	13,411	0.5%	11,812	0.4%	10,429	0.4%	14,063	0.5%	12,257	0.5%
Commercial real estate loans	6,457	0.2%	4,370	0.1%	17,541	0.6%	28,645	0.9%	14,600	0.4%
Commercial and industrial loans	1,297	—%	2,844	0.1%	7,127	0.3%	5,657	0.2%	9,974	0.4%
Total loans delinquent 30 days to 59 days	$28,933	0.2%	$26,777	0.2%	$85,531	0.7%	$96,033	0.7%	$43,114	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	$5,830	0.2%	$7,468	0.2%	$2,531	0.1%	$10,934	0.4%	$7,917	0.3%
Home equity loans	1,603	0.1%	2,116	0.1%	2,946	0.2%	2,316	0.2%	2,671	0.2%
Consumer loans	4,478	0.2%	3,508	0.1%	4,264	0.2%	4,599	0.2%	3,691	0.2%
Commercial real estate loans	5,416	0.2%	3,208	0.1%	25,859	0.8%	12,941	0.4%	1,575	—%
Commercial and industrial loans	22,661	0.7%	5,837	0.2%	8,432	0.3%	2,899	0.1%	1,915	0.1%
Total loans delinquent 60 days to 89 days	$39,988	0.3%	$22,137	0.2%	$44,032	0.3%	$33,689	0.3%	$17,769	0.1%

Loans delinquent 90 days or more:
Residential mortgage loans	$10,901	0.4%	$10,671	0.4%	$6,468	0.2%	$10,001	0.3%	$9,427	0.3%
Home equity loans	5,014	0.3%	4,343	0.3%	3,263	0.2%	2,492	0.2%	2,963	0.2%
Consumer loans	4,224	0.1%	4,038	0.1%	4,561	0.2%	4,893	0.2%	4,865	0.2%
Commercial real estate loans	15,944	0.5%	29,840	1.0%	18,282	0.6%	32,745	1.0%	56,453	1.6%
Commercial and industrial loans	11,945	0.4%	15,659	0.5%	11,266	0.4%	16,269	0.6%	9,490	0.4%
Total loans delinquent 90 days or more	$48,028	0.4%	$64,551	0.5%	$43,840	0.3%	$66,400	0.5%	$83,198	0.6%

Total loans delinquent	$116,949	0.9%	$113,465	0.9%	$173,403	1.3%	$196,122	1.5%	$144,081	1.1%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Beginning balance	$149,321	150,045	150,212	157,396	129,159
Initial allowance on loans purchased with credit deterioration	—	—	—	—	6,029
Provision	5,220	4,280	4,954	5,743	31,394
Charge-offs residential mortgage	(617)	(465)	(1,001)	(228)	(137)
Charge-offs home equity	(199)	(383)	(291)	(558)	(336)
Charge-offs consumer	(3,543)	(4,121)	(4,531)	(4,139)	(3,994)
Charge-offs commercial real estate	(1,694)	(889)	(254)	(9,765)	(4,312)
Charge-offs commercial and industrial	(1,565)	(945)	(1,155)	(532)	(2,395)
Recoveries	2,703	1,799	2,111	2,295	1,988
Ending balance	$149,626	149,321	150,045	150,212	157,396
Net charge-offs to average loans, annualized	0.15%	0.15%	0.16%	0.40%	0.29%

	Nine months ended September 30,
	2026	2025
Beginning balance	$150,212	116,819
Initial allowance on loans purchased with credit deterioration	—	6,029
Provision	14,454	51,106
Charge-offs residential mortgage	(2,083)	(998)
Charge-offs home equity	(873)	(1,022)
Charge-offs consumer	(12,195)	(11,130)
Charge-offs commercial real estate	(2,837)	(4,721)
Charge-offs commercial and industrial	(3,665)	(6,563)
Recoveries	6,613	7,876
Ending balance	$149,626	157,396
Net charge-offs to average loans, annualized	0.15%	0.19%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2026			June 30, 2026			March 31, 2026			December 31, 2025			September 30, 2025
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,003,745	30,494	4.06%	$3,030,237	30,219	3.99%	$3,078,476	30,596	3.98%	$3,147,858	31,814	4.04%	$3,160,008	31,386	3.97%
Home equity loans	1,490,806	22,127	5.89%	1,494,049	21,798	5.85%	1,501,203	21,512	5.81%	1,512,049	22,802	5.98%	1,421,717	21,080	5.88%
Consumer loans	2,798,690	38,147	5.41%	2,658,435	36,064	5.44%	2,529,868	34,270	5.49%	2,412,579	34,436	5.66%	2,330,173	32,729	5.57%
Commercial real estate loans	3,028,012	47,304	6.11%	3,131,545	49,291	6.23%	3,342,140	51,337	6.14%	3,468,667	53,345	6.02%	3,377,740	51,761	6.00%
Commercial and industrial loans	2,981,025	49,361	6.48%	2,779,969	45,753	6.51%	2,632,150	43,497	6.61%	2,441,346	42,447	6.80%	2,278,859	41,519	7.13%
Total loans receivable (a) (b) (d)	13,302,278	187,433	5.59%	13,094,235	183,125	5.61%	13,083,837	181,212	5.62%	12,982,499	184,844	5.65%	12,568,497	178,475	5.63%
Mortgage-backed securities (c)	2,301,769	19,001	3.30%	2,232,535	18,024	3.23%	2,148,996	16,999	3.16%	1,892,074	14,071	2.97%	1,810,209	12,668	2.80%
Investment securities (c) (d)	303,130	2,741	3.62%	299,068	2,652	3.55%	317,996	2,566	3.23%	309,147	2,339	3.03%	301,719	2,153	2.85%
FHLB stock, at cost	44,956	1,061	9.36%	34,416	738	8.60%	36,220	768	8.59%	32,876	701	8.46%	30,434	652	8.51%
Other interest-earning deposits	93,723	775	3.24%	141,898	1,436	4.00%	139,970	871	2.49%	170,370	1,905	4.37%	164,131	1,700	4.05%
Total interest-earning assets	16,045,856	211,011	5.22%	15,802,152	205,975	5.23%	15,727,019	202,416	5.22%	15,386,966	203,860	5.26%	14,874,990	195,648	5.22%
Noninterest-earning assets (e)	1,076,642			1,061,487			1,105,758			1,107,042			1,067,450
Total assets	$17,122,498			$16,863,639			$16,832,777			$16,494,008			$15,942,440
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,447,880	6,918	1.12%	$2,447,522	6,531	1.07%	$2,395,887	6,072	1.03%	$2,362,215	6,324	1.06%	$2,343,137	6,679	1.13%
Interest-bearing demand deposit	2,960,536	8,505	1.14%	2,973,878	8,422	1.14%	2,999,478	8,741	1.18%	2,940,296	9,084	1.23%	2,782,369	8,258	1.18%
Money market deposit accounts	2,802,942	13,828	1.96%	2,728,590	12,723	1.87%	2,609,333	12,128	1.88%	2,522,362	12,499	1.97%	2,392,748	11,785	1.95%
Time deposits	2,799,072	22,047	3.12%	2,882,261	22,708	3.16%	2,967,098	24,142	3.30%	2,841,234	25,040	3.50%	2,818,526	25,158	3.54%
Total interest-bearing deposits (g)	11,010,430	51,298	1.85%	11,032,251	50,384	1.83%	10,971,796	51,083	1.89%	10,666,107	52,947	1.97%	10,336,780	51,880	1.99%
Borrowed funds (f)	617,533	6,128	3.94%	379,262	3,740	3.96%	404,547	3,875	3.88%	354,894	3,425	3.83%	347,357	3,366	3.84%
Subordinated debt	94,835	1,862	7.68%	114,800	2,200	7.58%	114,800	2,204	7.68%	114,800	2,285	7.79%	114,745	1,335	4.65%
Junior subordinated debentures	130,245	1,933	5.81%	130,181	1,878	5.70%	130,121	1,906	5.86%	130,051	2,002	6.02%	129,986	2,123	6.39%
Total interest-bearing liabilities	11,853,043	61,221	2.05%	11,656,494	58,202	2.00%	11,621,264	59,068	2.06%	11,265,852	60,659	2.14%	10,928,868	58,704	2.13%
Noninterest-bearing demand deposits (g)	3,129,524			3,101,574			3,074,939			3,105,108			2,959,871
Noninterest-bearing liabilities	208,586			187,436			248,832			252,960			244,306
Total liabilities	15,191,153			14,945,504			14,945,035			14,623,920			14,133,045
Shareholders’ equity	1,931,345			1,918,135			1,887,742			1,870,088			1,809,395
Total liabilities and shareholders’ equity	$17,122,498			$16,863,639			$16,832,777			$16,494,008			$15,942,440
Net interest income/Interest rate spread FTE		149,790	3.17%		147,773	3.23%		143,348	3.16%		143,201	3.12%		136,944	3.09%
Net interest-earning assets/Net interest margin FTE	$4,192,813		3.70%	$4,145,658		3.75%	$4,105,755		3.70%	$4,121,114		3.69%	$3,946,122		3.65%
Tax equivalent adjustment (d)		840			835			866			1,035			970
Net interest income, GAAP basis		148,950			146,938			142,482			142,166			135,974
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.36X			1.35X			1.37X			1.36X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of total deposits were 1.44%, 1.43%, 1.48%, 1.53%, and 1.55%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Nine months ended September 30,
	2026			2025
	Average balance	Interest	Avg. yield/cost	Average balance	Interest	Avg. yield/cost
Assets
Interest-earning assets:
Residential mortgage loans	$3,037,212	91,308	4.01%	$3,135,705	91,758	3.90%
Home equity loans	1,495,315	65,437	5.85%	1,236,733	53,509	5.78%
Consumer loans	2,663,316	108,481	5.45%	2,118,568	87,650	5.53%
Commercial real estate loans	3,166,082	147,933	6.16%	3,033,193	151,726	6.60%
Commercial loans	2,798,992	138,610	6.53%	2,145,555	114,818	7.06%
Loans receivable (a) (b) (d)	13,160,917	551,769	5.61%	11,669,754	499,461	5.72%
Mortgage-backed securities (c)	2,228,326	54,024	3.23%	1,791,479	36,552	2.72%
Investment securities (c) (d)	306,677	7,960	3.46%	277,338	5,420	2.61%
FHLB stock, at cost	38,563	2,567	8.90%	23,080	1,336	7.74%
Other interest-earning deposits	125,197	3,082	3.25%	209,320	6,789	4.28%
Total interest-earning assets	15,859,680	619,402	5.22%	13,970,971	549,558	5.26%
Noninterest-earning assets (e)	1,081,020			972,376

Total assets	$16,940,700			$14,943,347

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,430,620	19,521	1.07%	$2,250,418	19,653	1.17%
Interest-bearing demand deposits	2,977,822	25,667	1.15%	2,662,521	22,513	1.13%
Money market deposit accounts	2,714,331	38,680	1.91%	2,200,063	30,748	1.87%
Time deposits	2,882,195	68,897	3.20%	2,683,081	73,117	3.64%
Total interest-bearing deposits (g)	11,004,968	152,765	1.86%	9,796,083	146,031	1.99%
Borrowed funds (f)	467,894	13,744	3.93%	260,392	7,618	3.91%
Subordinated debt	108,072	6,266	7.65%	114,661	3,631	4.22%
Junior subordinated debentures	130,183	5,716	5.79%	129,922	6,327	6.42%
Total interest-bearing liabilities	11,711,117	178,491	2.04%	10,301,058	163,607	2.12%
Noninterest-bearing demand deposits (g)	3,102,212			2,721,350
Noninterest-bearing liabilities	214,804			232,909

Total liabilities	15,028,133			13,255,317

Shareholders’ equity	1,912,567			1,688,030

Total liabilities and shareholders’ equity	$16,940,700			$14,943,347

Net interest income/Interest rate spread		440,911	3.18%		385,951	3.14%

Net interest-earning assets/Net interest margin	$4,148,563		3.72%	$3,669,913		3.69%

Tax equivalent adjustment (d)		2,541			2,715
Net interest income, GAAP basis		438,370			383,236

Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.36X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 1.45% and 1.56%, respectively.